Exhibit 4.23

THIRD AMENDMENT
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of the 30th day of March, 2005, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement” ); and

WHEREAS, the Borrowers have requested that Requisite Lenders amend certain provisions of the Credit Agreement to, among other things, amend and restate certain Financial Covenants;

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Amendment and Restatement of Section 5.13.  Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unless the Second Lien Loan Obligations are prepaid in accordance with Section 6.3(b)(vi), no later than February 28, 2006 the Second Lien Loan Obligations shall be refinanced or the terms and provisions of the Second Lien Loan Documents shall be amended, in each case on terms and conditions satisfactory to Agent in its sole discretion, so that the Indebtedness refinancing the Second Lien Loan Obligations or the Indebtedness evidenced by the amended Second Lien Loan Documents, as the case may be, matures no earlier than 90 days after the fifth anniversary of the Closing Date, does not have the effect of increasing or decreasing the principal amount thereof and that is otherwise on terms and conditions no less favorable to Agent or any Lender than the terms of the existing Second Lien Loan Documents and Intercreditor Agreement.”

2.             Amendment and Restated of Section 6.3(b)(vi).  Section 6.3(b)(vi) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(vi)  payment in full of the Second Lien Loan Obligations, as long as at the time of such payment in full (a) no Event of Default has occurred and is continuing, (b) Borrowing Availability shall not be less than $40,000,000 (with all trade payables being paid current other than those being contested in the ordinary course of business), at any time during the 90 day period immediately prior to such prepayment, and (c) Borrowers shall deliver to Agent projections evidencing that Borrowing Availability shall not be less than $20,000,000 (with all trade payables being paid current) at any time during the one-year period immediately after giving effect to such prepayment; provided, however, that condition (b) may be satisfied if on the day with the least amount of Borrowing Availability during such 90 day period prior to such payment in full, (x) Borrowing Availability on such day, plus (y) without duplication, net cash proceeds arising out of the sale of any of Holdings’ Subsidiaries (with the prior written consent of Agent) occurring after the Closing Date and prior to February 28, 2006 exceeds $40,000,000 (for the avoidance of doubt, Borrowing Availability for this measurement will be considered on a pro forma basis net of any assets sold in such Subsidiary sales).”

3.             Amendment and Restatement of Sections (ii), (iii) and (iv) of Clause (a) of Annex G.  Sections (ii), (iii) and (iv) of Clause (a) of Annex G of the Credit Agreement are hereby amended and restated in their entirety to read as set forth below:

“(ii) Minimum Fixed Charge Coverage Ratio.  Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

1.10 for the Fiscal Quarter ending December 31, 2003;

1.10 for the Fiscal Quarter ending March 31, 2004;

1.05 for the Fiscal Quarter ending June 30, 2004;

1.00 for the Fiscal Quarter ending September 30, 2004;

0.90 for the Fiscal Quarter ending December 31, 2004;

0.85 for the Fiscal Quarter ending March 31, 2005;

0.90 for the Fiscal Quarter ending June 30, 2004;

0.95 for the Fiscal Quarter ending September 30, 2005;

1.00 for the Fiscal Quarter ending December 31, 2005;

1.05 for the Fiscal Quarter ending March 31, 2006; and

1.10 for each Fiscal Quarter ending thereafter.

(iii)          Minimum EBITDA.  Until such time as the Second Lien Loan Obligations have been paid in full in accordance with Section 6.3(b)(vi) or refinanced in accordance with Section 5.13, Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

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Period	EBITDA

Fiscal Quarter ending December 31, 2003	$48,000,000
Fiscal Quarter ending March 31, 2004	$46,500,000
Fiscal Quarter ending June 30, 2004	$47,600,000
Fiscal Quarter ending September 30, 2004	$47,000,000
Fiscal Quarter ending December 31, 2004	$41,500,000
Fiscal Quarter ending March 31, 2005	$39,000,000
Fiscal Quarter ending June 30, 2005	$39,000,000
Fiscal Quarter ending September 30, 2005	$42,000,000
Fiscal Quarter ending December 31, 2005	$47,000,000
Fiscal Quarter ending March 31, 2006	$49,000,000
Fiscal Quarter ending June 30, 2006	$57,600,000
Fiscal Quarter ending September 30, 2006	$59,760,000
Fiscal Quarter ending December 31, 2006	$61,070,000
Fiscal Quarter ending March 31, 2007	$60,175,000
Fiscal Quarter ending June 30, 2007	$60,650,000
Fiscal Quarter ending September 30, 2007	$61,125,000
Fiscal Quarter ending December 31, 2007	$61,600,000
Fiscal Quarter ending March 31, 2008	$62,075,000
Fiscal Quarter ending June 30, 2008	$62,550,000
Fiscal Quarter ending September 30, 2008	$63,025,000
Fiscal Quarter ending December 31, 2008 and for each Fiscal Quarter ending thereafter	$63,500,000

(iv)          Maximum Leverage Ratio.  Until such time as the Second Lien Loan Obligations have been paid in full in accordance with Section 6.3(b)(vi) or refinanced in accordance with Section 5.13 (provided, however, that if after such payment in full or refinancing, Borrowing Availability is at any time less than $15,000,000 this Financial Covenant shall be reinstated until the Commitment Termination Date), Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

5.00 for the Fiscal Quarter ending December 31, 2003;

5.00 for the Fiscal Quarter ending March 31, 2004;

5.00 for the Fiscal Quarter ending June 30, 2004;

5.50 for the Fiscal Quarter ending September 30, 2004;

6.15 for the Fiscal Quarter ending December 31, 2004;

6.70 for the Fiscal Quarter ending March 31, 2005;

6.60 for the Fiscal Quarter ending June 30, 2005;

6.00 for the Fiscal Quarter ending September 30, 2005;

5.15 for the Fiscal Quarter ending December 31, 2005;

5.00 for the Fiscal Quarter ending March 31, 2006; and

4.00 for each Fiscal Quarter ending thereafter.”

4.             Representations and Warranties of Credit Parties.  The Credit Parties represent and warrant that:

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(a)           the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)           after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

5.             Conditions To Effectiveness.  This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):

(a)           execution and delivery of this Amendment by the Requisite Lenders and the Credit Parties; and

(b)           the Agent shall have received, for the ratable benefit of the Lenders, payment of an amendment fee in an amount equal to $40,000 (which shall be fully earned and payable as of the date hereof); and

(c)           the Agent shall have received a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to Agent (including, without limitation, that the (i) maturity of the obligations under the SCIL Agreement be extended to at least April 30, 2006, and (ii) Maximum Leverage Ratio (as defined in the SCIL Agreement) be 0.50 greater than the maximum Leverage Ratio permitted under the Credit Agreement for each fiscal quarter), to that certain Second Lien Credit Agreement, dated as of July 29, 2004 (the “SCIL Agreement”), by and among the Borrowers, Credit Suisse First Boston and the other Persons signatory thereto; and

(d)           payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.

6.             Reference To And Effect Upon The Credit Agreement.

(a)           The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this

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Credit Agreement,” “hereunder,”  “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

7.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

8.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

9.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

10.           Reaffirmation of Guaranties.  The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Dennis W. Cloud
Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

THERMAL DYNAMICS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

TWECO PRODUCTS, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

VICTOR EQUIPMENT COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

C & G SYSTEMS, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

STOODY COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

THERMAL ARC, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

THERMADYNE INTERNATIONAL CORP.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

PROTIP CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

MECO HOLDING COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

C&G SYSTEMS HOLDING, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

THERMADYNE AUSTRALIA PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

DUXTECH PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

CIGWELD PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

QUETALA PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

QUETACK PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel

THERMADYNE INDUSTRIES LIMITED

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General Counsel